UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2013

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 8, 2013, the Board of Directors of OceanFirst Bank approved the appointment of Joseph R. Iantosca and Joseph J. Lebel III as Executive Vice Presidents.

Mr. Iantosca, Executive Vice President and Chief Administrative Officer, will continue to be responsible for the delivery of essential services such as: retail customer services, loan servicing, marketing, information technology, facilities management and expansion. Mr. Iantosca joined OceanFirst Bank in February 2004 as Senior Vice President and Chief Administrative Officer and was appointed First Senior Vice President in May 2007.

Mr. Lebel, Executive Vice President and Chief Lending Officer, will continue to be responsible for the credit culture of the Company, leading the expansion of commercial, small business, residential and consumer borrowing relationships. Mr. Lebel joined the Bank in April 2006 as Senior Vice President of Commercial Lending. He was appointed First Senior Vice President and Chief Lending Officer in May 2007.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2013 Annual Meeting of Stockholders was held on May 8, 2013 (the “Annual Meeting”). A total of 16,660,944 shares were present or represented by proxy at the Annual Meeting. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

Matter 1.	The election of two directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Donald McLaughlin	14,304,485	490,036	1,866,423
John E. Walsh	14,581,666	212,855	1,866,423

Matter 2.	An advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
14,157,646	463,938	172,938	1,866,422

Matter 3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
16,208,400	362,171	90,373	—

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

99.1 Press Release dated May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: May 14, 2013

Exhibit Index

Exhibit	Description

99.1	Press Release dated May 13, 2013